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                                                                 Exhibit 4(p)(i)

                        SPOUSAL CONTINUATION ENDORSEMENT

ENDORSEMENT EFFECTIVE DATE: See Contract Issue Date.

SECTION 1.                          GENERAL INFORMATION

1.1  WHAT IS OUR AGREEMENT WITH     Our agreement with you includes this
     YOU?                           endorsement as a part of the contract to
                                    which it is attached. The provisions of the
                                    contract apply to this endorsement unless
                                    changed by this endorsement.

SECTION 2.                                             BENEFIT

2.1  WHAT IS THE BENEFIT PROVIDED   Your spouse may elect to continue this
     BY THIS ENDORSEMENT?           contract in lieu of taking the death benefit
                                    as a lump sum payment according to the
                                    provisions of this endorsement.

                                    This benefit may be exercised only one time.

2.2  IS THERE A CHARGE FOR THE      There is no charge for this benefit.
     BENEFIT PROVIDED BY THIS
     ENDORSEMENT?

2.3  WHAT ARE THE REQUIREMENTS      Your spouse may elect the spousal
     FOR SPOUSAL CONTINUATION?      continuation benefit provided:

                                        a.)  you are named as both the sole
                                             annuitant and the sole owner;

                                        b.)  your spouse is named as the sole
                                             beneficiary;

                                        c.)  your death occurs during the
                                             accumulation period;

                                        d.)  your spouse is less than age 95 on
                                             the contract continuation date;

                                        e.)  your contract is not collaterally
                                             assigned; and

                                        f.)  we receive your spouse's written
                                             request to elect this benefit
                                             within 60 days of receipt of due
                                             proof of your death. If no election
                                             is made, we will pay the death
                                             benefit proceeds in a single sum,
                                             unless an income payout option is
                                             elected.

2.4  WHAT HAPPENS IF SPOUSAL        If spousal continuation is elected, we will
     CONTINUATION IS ELECTED?       calculate the death benefit proceeds
                                    according to the terms of the contract and
                                    compare it to the contract value which has
                                    been reduced by any applicable pro-rata
                                    rider charges, any premium expense charge
                                    not previously deducted, and any loan
                                    amount. The greater of the two amounts as of
                                    the contract continuation date is referred
                                    to as the continuation amount. Your loan
                                    amount, if any, will be repaid as of the
                                    contract continuation date. The entire
                                    continuation amount will be reallocated to
                                    the investment options elected by written
                                    request (subject to any minimum allocation
                                    requirements) and will be the contract value
                                    as of the contract continuation date. If no
                                    investment options are elected, the entire
                                    continuation amount will be reallocated
                                    according to the purchase payment allocation
                                    designation on file as of the contract
                                    continuation date.

                                    On the contract continuation date, your
                                    spouse becomes the new owner and the new
                                    annuitant and may exercise all rights under
                                    the contract. The contract continuation date
                                    will be used for measurement purposes for
                                    determining contract anniversaries for the
                                    continued contract. The anticipated payout
                                    date for the continued contract will be the
                                    later of the contract anniversary following
                                    the new spouse owner's 85th birthday or 10
                                    years after the contract continuation date.
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
                                    We will send an amendment to the data page
                                    to your spouse which includes information
                                    for the continued contract.

                                    Any surrender charges applicable to purchase payment(s) made prior to the contract continuation date will be waived.

                                    All optional benefit rider(s)/endorsement(s) issued to you as the original owner will terminate as of the date due proof of your death is received. Your spouse, as the new owner, may elect any optional benefit riders/endorsements we make available by written request, subject to our approval.
                                    The issue date for any additional benefit riders/endorsements will be the contract continuation date, unless a later date is shown on the rider/endorsement.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President

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                           AMENDMENT TO DATA PAGE FOR
                              SPOUSAL CONTINUATION

DECEASED ANNUITANT/OWNER: [John Doe]       ORIGINAL CONTRACT NUMBER: [123456789]

THE FOLLOWING INFORMATION AMENDS THE ORIGINAL CONTRACT ISSUED TO THE DECEASED
ANNUITANT/OWNER NAMED ABOVE.

ANNUITANT: [Mary Doe]                       CONTRACT NUMBER: [123456789CONTINUE]

CONTRACT CONTINUATION DATE: [December 1, 2006]

ANITICIPATED ANNUITY/PAYOUT DATE: [December 1, 2056]

OWNER: [Mary Doe]

CONTINUATION AMOUNT: [$156,555]

OPTIONAL DEATH BENEFIT RIDERS:                     ANNUAL PERCENTAGE CHARGE
------------------------------                     ------------------------
   Maximum Anniversary Value Death Benefit Rider             [0.15%]
   3% Annual Guarantee Death Benefit Rider                   [0.20%]

ADDITIONAL BENEFITS (AT NO CHARGE):

ALLOCATION OF CONTINUATION AMOUNT TO INVESTMENT OPTIONS:

VARIABLE ACCOUNT: CUNA Mutual Variable Annuity Account

Subaccounts                   Fund       Percentage
-----------               ------------   ----------
Mid Cap Value             Ultra Series      0.00%
Large Cap Growth          Ultra Series      0.00%
Large Cap Value           Ultra Series     15.00%
Diversified Income        Ultra Series     25.00%
Bond                      Ultra Series     10.00%
Money Market              Ultra Series      0.00%
High Income               Ultra Series      0.00%
International Stock       Ultra Series      0.00%
Mid Cap Growth            Ultra Series      0.00%
Global Securities         Ultra Series     25.00%
Conservative Allocation   Ultra Series      0.00%
Moderate Allocation       Ultra Series      0.00%
Aggressive Allocation     Ultra Series      0.00%
Small Cap Growth          Ultra Series      0.00%
Small Cap Value           Ultra Series      0.00%

FIXED ACCOUNT:

Fixed                     Current Guaranteed
Periods                      Interest Rate     Percentage
-------                   ------------------   ----------
1 Year                           3.05%            25.00%

DCA Fixed Periods

1 Year                           4.00%             0.00%
6 Month                          4.50%             0.00%